UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2003

Northrim BanCorp, Inc.

(Exact name of registrant as specified in its charter)

Alaska

(State or other jurisdiction of incorporation)

0-33501 (Commission File Number)	92-0175752 (IRS Employer Identification No.)

3111 C Street
Anchorage, AK 99503

(Address of principal executive offices) (Zip Code)

(907) 562-0062

(Registrant’s telephone number, including area code)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99.1

FORM 8-K

NORTHRIM BANCORP, INC

Anchorage, Alaska

May 8, 2003

Item 5. Other Events

Northrim BanCorp, Inc. announced it has received $7.8 million from its participation in a pooled trust preferred offering.

A copy of Northrim’s News Release containing the announcements is attached as an exhibit to this report.

Item 7. Financial Statements and Exhibits

(a)	Financial statements – not applicable
(b)	Pro forma financial information – not applicable

(c)	EXHIBIT 99.1	DESCRIPTION News Release issued by Northrim BanCorp, Inc. dated May 8, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHRIM BANCORP, INC.

Date: May 9, 2003	By: /s/ R. Marc Langland R. Marc Langland Chairman, President, & CEO

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